                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549
                         ----------------------------------


                                     FORM 8-K

                                  CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                            Securities Exchange Act of 1934


                        Date of report: November 12, 1999
                       ----------------------------------
                        (Date of earliest event reported)





        ENSTAR INCOME/GROWTH PROGRAM Five-A, L.P., a Georgia limited partnership
           ---------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


               Georgia               0-16779                 58-1712898
         -----------------         -----------          -------------------
          (State or other          (Commission           (I.R.S. Employer
          jurisdiction of          File Number)         identification No.)
           incorporation
          or organization)


      12444 Powerscourt Drive
        St. Louis, Missouri                                      63131
   -------------------------------------------          -------------------
   (Address of principal executive offices)                 (Zip code)


   (Registrant's phone number, including area code)         (314) 965-0555
                                                           ----------------

 Item 1.         Changes in Control of Registrant


         On November 12, 1999, Charter Communications Holding Company, LLC ("Charter Holdco"), managed by and 40.6 percent owned by Charter Communications, Inc., acquired the Registrant's corporate general partner, Enstar Communications Corporation, from Falcon Holding Group, L.P. in connection with Charter Holdco's acquisition of partnership interests in Falcon Communications, L.P. from Falcon Holding Group, L.P. and TCI Falcon Holdings, LLC for an aggregate purchase price of approximately $3.6 billion consisting of cash, membership units in Charter Holdco and $1.67 billion in assumed debt. Prior to November 12, 1999, Enstar Communications Corporation was a wholly-owned subsidiary of Falcon Holding Group, L.P. As of November 12, 1999, Enstar Communications Corporation became a wholly-owned subsidiary of Charter Holdco. To the Registrant's knowledge, Charter Holdco does not own any other securities of the Registrant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ENSTAR INCOME/GROWTH PROGRAM FIVE-A, L.P.,
                                        a Georgia limited partnership

                                   By:  Enstar Communications Corporation
                                         General Partner

Date:  November 29, 1999.          By: /s/ KENT D. KALKWARF
                                       -----------------------------------
                                       Kent D. Kalkwarf
                                       Senior Vice President and
                                       Chief Financial Officer